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                                                                   EXHIBIT 10.67



                               EASEMENT AGREEMENT

         THIS EASEMENT AGREEMENT (this "Agreement") is made and entered into as of the 22nd day of February, 1993 (the "Effective Date"), by and between CAMDEN PAPERBOARD CORPORATION, a New Jersey corporation ("Grantor") and CAMDEN COGEN L.P. (D/B/A Camden Cogen Limited Partnership), a Delaware limited partnership ("Grantee").

                              W I T N E S S E T H:

         WHEREAS, Grantor is the fee owner of those certain tracts or parcels of land situated in Camden, Camden County, New Jersey, more fully described on Exhibit A attached hereto (the "Property"); and

         WHEREAS, Grantee desires to obtain and Grantor desires to grant to Grantee an easement (the "Easement") over, under, upon, through and across the land (the "Area") which constitutes a portion of the Property and which is described on Exhibit B attached hereto, for the purposes of constructing, installing, operating, maintaining, inspecting, altering, repairing, replacing, relocating and removing within the Area certain underground pipes and other appurtenant facilities, all to enable the conveyance of steam from and return of condensate to a certain facility located in Camden, Camden County, New Jersey owned by Grantee and more fully described on Exhibit C attached hereto (the "Facility").

         NOW THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intend to be legally bound by this Agreement and agree as follows:

         1. Definitions. The following terms used in this Agreement shall have the following meanings:

                  A. "Easement Rights" means the rights described as follows:

                          (1) the right to construct, install, operate,
                  maintain, inspect, alter, repair, replace, relocate and remove the Improvements (hereinafter defined) within the Area; and

                          (2) the right of ingress and egress for pedestrian,
                  vehicular and other traffic over those portions of the Property as Grantee may reasonably require to construct, install, operate, maintain, inspect, alter, repair, replace, relocate and remove the Improvements; and

                                        Prepared by:  /s/ TERRY L. RADNEY
                                                     --------------------------
                                                          Terry L. Radney


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                           (3) the right to convey steam to or through or
                  receive condensate from or through the Area; and

                           (4) the right to trim and cut vegetation growing on,
                  within or over the Area and to remove fences, pavement, and other obstructions thereon, subject to Paragraph 7 herein, as is reasonable in the exercise of the Easement Rights without unreasonably impeding Grantor's use of the Property.

                  B. "Improvements" means the permanent structures, pipes, conduits, manholes and other appurtenant facilities and improvements constructed or placed on the Area by Grantee or its agents in connection with Grantee's provision of thermal energy to Grantor in accordance with the terms of that certain Energy Purchase Agreement dated December 18, 1989 (the "Steam Purchase Contract"), by and between Grantor and Grantee.

         2. Grant of Easement. Grantor hereby grants, warrants, bargains, sells and conveys unto Grantee, its successors and assigns, the Easement over, under, upon, through and across and otherwise grants, warrants, bargains, sells and conveys unto Grantee, its successors and assigns, the Easement Rights covering the Property, free and clear of all liens, easements and other encumbrances; subject, however, to the other matters set forth herein.

         3. Term. Grantee shall have the right to use the Easement until the termination of the Steam Purchase Contract, subject to modifications by the written agreement of Grantee and Grantor. Grantor shall notify Grantee's lender (the "Lender") in writing at least thirty (30) days prior to the expiration of this Agreement due to the termination of the Steam Purchase Contract, and allow Lender the opportunity to cure any default of Grantee hereunder or under the Steam Purchase Contract.

         4. Improvements. The Improvements are and shall remain the property of Grantee, which shall be responsible for and shall pay all taxes, applicable assessments and other governmental charges resulting from ownership or use of the Improvements. All cable, pipe and wire installations in the Area shall be underground, except where the same surface to interconnect with Grantor's boiler room. Any damage to permitted improvements within the Area as a result of installation, or maintenance of, cable, pipes or wires installed by the Grantee in exercising its rights hereunder shall be repaired or replaced at the expense of the Grantee.

         5. Indemnification. A. Grantee shall defend, indemnify and hold Grantor and its employees and agents harmless from and against all claims, actions, liabilities, losses, damages and expenses (including reasonable attorneys' fees) whether for injury to person or damage to property incurred by or asserted against Grantor or its



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employees or agents which is either (a) caused by the activities of Grantee or its employees or agents upon the Property; (b) due to the placement by Grantee of any Improvements or other materials upon the Property or (c) otherwise arising out of Grantee's use, occupancy or operation of the Area or Improvements or the exercise of Grantee's rights hereunder. Notwithstanding the foregoing, Grantee shall not be liable to Grantor or its employees or agents for any environmental loss, damage, cost or expense which results from the condition of the Property existing prior to the Effective Date or from the activities of Grantor or its employees or agents on or with respect to the Property. Nothing contained herein shall be deemed to indemnify any party hereto against its own gross negligence or willful misconduct. In the event the Easement and the Easement Rights granted hereunder are owned by any party pursuant to foreclosure proceedings or deed in lieu of foreclosure, Grantor agrees to look solely to the interest of such party and its successors in and to the Facility (or the proceeds of the sale or disposition thereof) for the collection of any judgment obtained by Grantor under this Paragraph 5A, and no other assets of such party or its successors shall be subject to levy, execution, or other enforcement procedure for the satisfaction of such judgment.

         B. Grantor shall defend, indemnify and hold Grantee and its employees and agents harmless from and against all claims, actions, liabilities, losses, damages and expenses (including reasonable attorneys' fees) whether for injury to person or damage to property incurred by or asserted against Grantee or its employees or agents which is, and to the extent, either (a) caused by the gross negligence or willful misconduct of Grantor or its employees or agents upon the Area or (b) due to the gross negligence or willful misconduct in the placement by Grantor of any materials upon the Area.

         6. Representations. Grantor hereby represents that it is the fee owner of the Property, and that, except for the matters set forth herein, the Area is free and clear of all liens, easements and other encumbrances.

         7. Use of Easement. All Improvements shall be installed so as not to interfere with the operations of Grantor or the rights of any party having an interest superior to the interests created hereunder in favor of Grantee. Further, Grantor fully reserves the right to (i) maintain, repair and replace any structures that exist on the surface of the Easement as of the date of this Agreement and to use the same for any purposes which will not interfere with Grantee's use and enjoyment of the Easement Rights hereby granted, (ii) pave and landscape the surface of the Easement and to use same for the parking of motor vehicles, and for driveways, roadways and sidewalks, and for other purposes which will not interfere with the Grantee's use and enjoyment of the Easement Rights hereby granted, (iii) grant additional easements across the surface of the Area so long as the use of such easements does not interfere with the Easement herein granted and such other easements through the Area that Grantee consents to in writing, such consent not to be unreasonably withheld, and (iv) relocate the Easement if required for future construction or other purpose, provided that (a) Grantor pays the cost and expense for such relocation, (b) Grantor gives Grantee at



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least thirty (30) days advance written notice of its desire to relocate the
Easement, (c) at least thirty (30) days before construction is to begin on the relocation, Grantor submits the plans for such relocation to Grantee for Grantee's review and comment, and (d) any such relocation is performed in such a manner as to cause minimal interference with Grantee's use and enjoyment of the Easement Rights hereby granted.

         8. Burial of Pipes. The underground pipes, conduits and other facilities installed under this Agreement shall be buried and maintained by Grantee or its successors, assigns or agents at a depth of at least three feet below the surface of the Area or at any greater depth which may be required by applicable governmental statutes or regulations or standard industrial practice, except where such pipes, conduits and other facilities surface to interconnect with Grantor's boiler room.

         9. Recording. This Agreement will be recorded in the appropriate real property records of Camden County, New Jersey.

         10. Assignments. This Agreement shall be freely assignable by Grantee. Any assignee of this Agreement shall take such assignment subject to all the terms and conditions set forth herein. The Easement and the Easement Rights created herein shall be irrevocable and shall run with the land for so long as Grantee, its successors and assigns are obligated to furnish thermal energy to Grantor pursuant to the Steam Purchase Contract, and shall bind all permitted subsequent purchasers, transferees, successors and assignees of the parties hereto.

         11. Notices. All notices, requests, consents, demands and other communications required or permitted to be given under this Agreement shall be in writing and shall be given to each applicable party hereto at its address or facsimile number set forth in this paragraph or at such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties, and shall be either delivered personally or sent by facsimile or mail postage prepaid, and shall be deemed to have been made or given (a) if given by facsimile, when sent and the appropriate confirmation is received, and (b) if given by any other means, when delivered.

         Unless changed in accordance with this paragraph, the addresses for all such communications shall be as follows:

         If to Grantor:

         Camden Paperboard Corporation
         267 Jefferson Avenue
         Camden, New Jersey
         Facsimile No.: (609) 963-0891
         Attention:  Mr. James B. Whitten



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         If to Grantee:

         Camden Cogen L.P.
         1600 Smith Street, Suite 5000
         Houston, Texas 77002
         Facsimile No.: (713) 951-7747
         Attention: R. Cary McNair, Jr.

         If to Lender:

         General Electric Capital Corporation
         1600 Summer Street
         Stamford, Connecticut 06927
         Facsimile No.: (203) 357-6366
         Attention:   Project Financing Investments--
                      Transportation and Industrial
                      Financing Division

         12. Modifications. Any modifications of this Agreement must be made in writing and executed by the parties hereto.

         13. Exhibits. All Exhibits attached to and referenced in this Agreement are incorporated herein and made a part hereof for all purposes.

         14. Paragraph Headings. Paragraph headings contained in this Agreement are for convenience only and shall not be considered in interpreting or construing this Agreement.

         15. Consent to Jurisdiction. Grantor and Grantee hereby irrevocably submit to the jurisdiction of any state or federal court sitting in Camden County, New Jersey, in any action or proceeding arising out of or related to this Agreement, and agree that no such party shall bring any such action or proceeding in any other court, or seek to remove such action or proceeding to any other court; provided, however, notwithstanding any other provision of this Agreement to the contrary, this Paragraph 15 will not be binding on any transferee, successor or assignee of Grantee or of the general partner of Grantee pursuant to foreclosure or a conveyance in lieu of foreclosure or incident to the exercise of any remedy under the security documentation executed by Grantee or the general partner of Grantee.

         16. Choice of Law. This Agreement shall be interpreted, construed and enforced in accordance with the internal laws of the State of New Jersey, without regard to conflicts of law rules.



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     17. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect.

     EXECUTED on the dates of the acknowledgements set forth below, to be effective for all purposes as of the Effective Date.


ATTEST:                                 CAMDEN PAPERBOARD CORPORATION,
                                        a New Jersey corporation


/s/ [ILLEGIBLE]                         By /s/ JAMES WHITTEN
-----------------------------             ---------------------------
Secretary                               Name: James Whitten
                                             ------------------------
                                        Title: Vice President
                                               General Manager
                                              -----------------------

(SEAL)

                                        CAMDEN COGEN L.P., d/b/a Camden Cogen
                                        Limited Partnership, a Delaware limited
                                        partnership

                                        By:  COGEN TECHNOLOGIES CAMDEN GP
                                             LIMITED PARTNERSHIP, its general
                                             partner


ATTEST:                                 By:  COGEN TECHNOLOGIES CAMDEN INC., its
                                             general partner


/s/ MARYANN MCLENDON                         By  /s/ R. CARY MCNAIR, JR.
---------------------------                    -------------------------------
Asst. Secretary                              Name:  R. Cary McNair, Jr.
                                                  ----------------------------
                                             Title:  Vice President
                                                   ---------------------------

(SEAL)


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
THE STATE OF NEW JERSEY    )
                           )
COUNTY OF CAMDEN           )

         BE IT REMEMBERED, that on this 3rd day of March, 1993, before me, the subscriber, a notary public, personally appeared John Dekzek, who is the Secretary of CAMDEN PAPERBOARD CORPORATION, a New Jersey corporation, who I am satisfied is the person who signed this instrument, and he acknowledged that he signed, sealed with the corporate seal, and delivered the same as such officer aforesaid, and that this instrument is the voluntary act and deed of such corporation, on behalf of CAMDEN PAPERBOARD CORPORATION.

         Given under my hand and seal of office this 3rd day of March, 1993.



                                         /s/ MARGARET M. HOFFMAN
                                         ---------------------------------------
                                         Notary Public in and for Gloucester
                                         County, N.J.

                                         My Commission Expires:  Nov 4, 1994




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THE STATE OF TEXAS      )
                        )
COUNTY OF HARRIS        )

     BE IT REMEMBERED, that on this 22nd day of February, 1993, before me, the subscriber, a notary public, personally appeared R. Cary McNair, Jr., who is the Vice President of COGEN TECHNOLOGIES CAMDEN, INC., General Partner of COGEN TECHNOLOGIES CAMDEN GP LIMITED PARTNERSHIP, which is the General Partner of CAMDEN COGEN L.P., D/B/A CAMDEN COGEN LIMITED PARTNERSHIP, a Delaware limited partnership, who I am satisfied is the person who signed this instrument, and he acknowledged that he signed, sealed with the corporate seal, and delivered the same as such officer aforesaid, and that this instrument is the voluntary act and deed of such corporation, on behalf of CAMDEN COGEN L.P.

     Given under my hand and seal of office this 22nd day of February, 1993.

===============================    /s/ ESTALEETA WATSON
            ESTALEETA WATSON       ---------------------------------------------
[SEAL]   NOTARY PUBLIC, STATE OF   Notary Public in and for Harris County, Texas
          TEXAS MY COMMISSION
         EXPIRES JULY 30, 1996
===============================    My Commission Expires: July 30, 1996
                                                          ----------------------



WHEN RECORDED, RETURN TO:

Terry L. Radney
Fulbright & Jaworski
1301 McKinney, Suite 5100
Houston, Texas 77010-3095



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